UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

INTEGRATED DRILLING EQUIPMENT HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

____________________

Delaware	000-54417	27-5079295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25311 I-45 Woodpark Business Center, Bldg. 6 Spring, TX	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 465-9393

Not Applicable

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2012, Integrated Drilling Equipment Holdings Corp., a Delaware corporation (the “Company”), Integrated Drilling Equipment, LLC and Integrated Drilling Equipment Company Holdings, LLC (collectively with the Company, the “Borrowers”) entered into a term loan and security agreement with Elm Park Credit Opportunities Fund, L.P. and Elm Park Credit Opportunities Fund (Canada), L.P., as lenders, and Elm Park Capital Management, LLC, as administrative agent (as amended on April 9, 2013, October 17, 2013 and March 31, 2014, the “Term Loan Agreement”). The Term Loan Agreement provides for a $20.0 million senior secured second-lien term loan facility (the “Term Facility”).

On December 14, 2012, the Borrowers also entered into an amended and restated revolving credit and security agreement with PNC Bank, National Association, as administrative agent and the initial lender (as amended on April 9, 2013, October 17, 2013 and March 31, 2014, the “Revolving Credit Agreement”). The Revolving Credit Agreement currently provides for a $15 million committed asset-based revolving credit facility, with a sublimit for letters of credit (the “Revolving Facility” and, together with the Term Facility, the “Credit Facilities”).

Fourth Term Loan Amendment

On December 31, 2014, the Borrowers entered into the Fourth Amendment to Term Loan and Security Agreement and Forbearance Agreement (the “Fourth Term Loan Amendment”) to, among other things, (1) amend the maturity date of the Term Facility from June 30, 2015 to September 30, 2015; (2) amend the capital expenditures covenant to limit capital expenditures to not greater than (a) $2,000,000 for the twelve months ended December 31, 2014, (b) $300,000 for the three months ended March 31, 2014 and (c) $500,000 for the nine months ended September 30, 2015; and (3) add a new covenant requiring that with respect to the Borrowers’ rig yard division business, for the period of 90 consecutive days ending March 31, 2015, and for each period of 90 consecutive days ending on the last day of any month ending thereafter, the Borrowers not incur operating losses in an aggregate amount exceeding $400,000 in any such 90 consecutive day period.

In addition, the Fourth Term Loan Amendment provides that during the period beginning December 31, 2014 and ending on the earlier of (a) the occurrence of a Termination Event (as defined in the Fourth Term Loan Amendment) or (b) 5:00 pm Dallas time on March 31, 2015, the lenders under the Term Facility agree to forbear from commencing any Enforcement Action (as defined in the Fourth Term Loan Amendment) as a result of certain Existing Defaults (as defined in the Fourth Term Loan Amendment) or the Borrowers’ failure to comply with either the fixed charge coverage ratio covenant or minimum EBITDA covenant in the Term Loan Agreement for the quarters ended December 31, 2014 or March 31, 2105, so long as the Borrowers (1) have at least $5,000,000 in EBITDA, measured monthly on a trailing twelve-month basis (with an add-back for a one-time severance payment of $2,520,120 previously made to Stephen Cope); (2) have a fixed charge coverage ratio of at least 1.0 to 1.0, measured monthly on a trailing twelve-month basis (with an add-back for a one-time severance payment of $2,520,120 previously made to Stephen Cope); (3) furnish the agent and lenders with a Forbearance Compliance Certificate, in form and substance reasonably satisfactory to the agent and lenders, within thirty days after the end of each month; (4) diligently pursue a financing commitment from a third party financing source, the proceeds of which will be used to repay all obligations under the Revolving Facility; and (5) deliver a weekly status report to the agent regarding the status of all actions taken to seek such financing commitment.

2

In connection with the amendments and forbearance agreement described above, the Borrowers are required to continue to comply with the 2015 cost reduction plan approved by the Company’s Board of Directors.

Fourth Revolving Facility Amendment

On December 31, 2014, the Borrowers entered into the Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement and Forbearance Agreement (the “Fourth Revolving Facility Amendment”) to, among other things, (1) amend the maturity date of the Revolving Facility from December 31, 2014 to March 31, 2015; (2) amend the capital expenditures covenant to limit capital expenditures to not greater than (a) $2,000,000 for the twelve months ended December 31, 2014 and (b) $300,000 for the three months ended March 31, 2014; (3) increase the Applicable Margin for revolving advances to 5.50% (from 4.50%); (4) reduce the Letter of Credit Sublimit to $500,000 (from $2,000,000); and (5) decrease the fee applicable to the average daily face amount of each outstanding letter of credit to 3.50% (from 4.50%).

In addition, the Fourth Revolving Facility Amendment provides that during the period beginning December 31, 2014 and ending on the earlier of (a) the occurrence of a Termination Event (as defined in the Fourth Revolving Facility Amendment) or (b) 5:00 pm Houston time on March 31, 2015, the lenders under the Revolving Facility agree to forbear from commencing any Enforcement Action (as defined in the Fourth Revolving Facility Amendment) as a result of certain Existing Defaults (as defined in the Fourth Revolving Facility Amendment) or Borrowers’ failure to comply with either the fixed charge coverage ratio covenant or minimum EBITDA covenant in the Revolving Credit Agreement for the quarters ended December 31, 2014 or March 31, 2105, so long as the Borrowers (1) have at least $5,000,000 in EBITDA, measured monthly on a trailing twelve-month basis (with an add-back for a one-time severance payment of $2,520,120 previously made to Stephen Cope); (2) have a fixed charge coverage ratio of at least 1.0 to 1.0, measured monthly on a trailing twelve-month basis (with an add-back for a one-time severance payment of $2,520,120 previously made to Stephen Cope); (3) furnish the agent and lenders with a Forbearance Compliance Certificate, in form and substance reasonably satisfactory to the agent and lenders, within thirty days after the end of each month; (4) diligently pursue a financing commitment from a third party financing source, the proceeds of which will be used to repay all obligations under the Revolving Facility; and (5) deliver a weekly status report to the agent regarding the status of all actions taken to seek such financing commitment.

In connection with the amendments and forbearance agreement described above, the Borrowers (1) are required to continue to comply with the 2015 cost reduction plan approved by the Company’s Board of Directors and (2) were required to affirm and acknowledge the imposition of a $500,000 reserve against availability under the Revolving Facility (as of November 13, 2014) and the imposition of an additional reserve in the amount of $50,000 on November 17 and each week thereafter until such time as the agent may determine in its sole Credit Judgment (as defined in the Revolving Credit Agreement).

3

The foregoing descriptions of the Fourth Term Loan Amendment and the Fourth Revolving Facility Amendment do not purport to be complete and are qualified in their entirety by reference to the Fourth Term Loan Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and the Fourth Revolving Facility Amendment filed as Exhibit 10.2 to this Current Report on Form 8-K, respectively, each of which is incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Fourth Amendment to Term Loan and Security Agreement and Forbearance Agreement, dated December 31, 2014, among Integrated Drilling Equipment Holdings Corp., Integrated Drilling Equipment, LLC, Integrated Drilling Equipment Company Holdings, LLC, the lenders party thereto, and Elm Park Capital Management, LLC as agent for the lenders.

10.2	Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement and Forbearance Agreement, dated December 31, 2014, among Integrated Drilling Equipment, LLC, Integrated Drilling Equipment Company Holdings, LLC, Integrated Drilling Equipment Holdings Corp., and PNC Bank, National Association as agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED DRILLING EQUIPMENT HOLDINGS CORP.

Date: January 6, 2015

By:  /s/ N. Michael Dion_________________________________

Name: N. Michael Dion

Title: Chief Financial Officer

4